Exhibit 99.23(a)(ii)

                              CERTIFICATE OF TRUST

                                       OF

                            THE RISA INVESTMENT TRUST

                            a Delaware Business Trust


     THIS Certificate of Trust of The RISA Investment Trust (the "Trust"), dated as of this 30th day of December, 1998, is being duly executed and filed, in order to form a business trust pursuant to the Delaware Business Trust Act (the "Act"), Del. Code Ann. tit. 12, ss.ss.3801-3819.

     1. NAME. The name of the business trust formed hereby is "The RISA Investment Trust."

     2. REGISTERED OFFICE AND REGISTERED AGENT. The Trust will become, prior to the issuance of shares of beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

          (a) REGISTERED OFFICE. The registered office of the Trust in Delaware is c/o PHS Corporate Services, Inc., 1201 Market Street, Suite 1600, Wilmington, Delaware 19801.

          (b) REGISTERED AGENT. The registered agent for service of process on the Trust in Delaware is PHS Corporate Services, Inc., 1201 Market Street, Suite 1600, Wilmington, Delaware 19801.

     3. LIMITATION OF LIABILITY. Pursuant to section 3804(a) of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust, established pursuant to the terms of the Agreement and Declaration of Trust of the Trust, shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.


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     IN WITNESS WHEREOF, the Trustees named below do hereby execute this
Certificate of Trust as of the date first-above written.

                                            O. Sam Folin
                                            ------------------------------
                                            O. Sam Folin

                                            Oliver St. C. Franklin
                                            ------------------------------
                                            Oliver St. C. Franklin